UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 12, 2006

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:    (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                            Other Events.

On March 27, 2006, we filed a proxy statement relating to our 2006 annual meeting of shareholders with the SEC. In the proxy statement, we submitted a proposal to our shareholders to approve our 2006 Equity Incentive Plan.

In response to external feedback, we have agreed to adopt a policy with respect to the maximum number of stock option and restricted stock awards that we will grant under the 2006 plan during fiscal 2006 through fiscal 2008. If our shareholders approve the 2006 plan, it will be our policy that grants of stock option and restricted stock awards under the plan during fiscal 2006, fiscal 2007 and fiscal 2008 will not exceed a three-year average of 4.33%, based on the total number of shares of our common stock outstanding at the end of each of those three fiscal years. For purposes of this calculation, grants made in connection with acquisitions will be excluded, and the grant of restricted stock awards will count as the grant of two shares of common stock for each share of common stock subject to the award. If our shareholders approve the 2006 plan, we will not make any future stock option or restricted stock awards under either our 1998 Incentive and Nonqualified Stock Option Plan or our 2004 Nonqualified Inducement Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: April 12, 2006	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Vice President, Treasurer, and
Chief Financial Officer